UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   October 3, 2006
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	WPS RESOURCES CORPORATION (A Wisconsin Corporation) 700 North Adams Street P. O. Box 19001 Green Bay, WI 54307-9001 920-433-1727	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 3, 2006, WPS Resources Corporation’s Chief Financial Officer will make a presentation at a meeting of the American Gas Association Finance Committee Meeting. A portion of this presentation discusses information regarding the proposed merger of WPS Resources and Peoples Energy Corporation. A copy of the presentation is attached as Exhibit 99.1

Non-GAAP Financial Information

WPS Resources Corporation prepares financial statements in accordance with accounting principles generally accepted in the United States (GAAP). In addition, Exhibit 99.1 discloses and discusses diluted earnings per share (EPS) from continuing operations - adjusted, which is a non-GAAP financial measure. Management uses this measure in its internal performance reporting and for reports to the Board of Directors. We disclose this measure in our quarterly earnings releases, on investor conference calls, and during investor conferences and related events. Management believes that this measure is useful for providing investors with additional insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. Therefore, this measure allows investors to better compare our financial results from period to period. The EBITDA measure used in the merger related discussion is also a non-GAAP financial measure. In connection with the merger related discussion, management believes that this measure helps illustrate underlying operating trends in the companies' businesses and provides an additional tool for investors to use in evaluating the proposed merger. The presentation of this non-GAAP financial information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in conformance with GAAP.

Additional Information

This communication is not a solicitation of a proxy from any security holder of WPS Resources Corporation or Peoples Energy Corporation. WPS Resources Corporation has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. The registration statement includes a preliminary joint proxy statement of WPS Resources Corporation and Peoples Energy Corporation that also constitutes a prospectus of WPS Resources Corporation, which will be sent to the shareholders of WPS Resources Corporation and Peoples Energy Corporation in its definitive form when available. Shareholders are urged to read the joint proxy statement/prospectus and any other relevant document when they become available, because they will contain important information about WPS Resources Corporation, Peoples Energy Corporation and the proposed transaction. A definitive proxy statement will be sent to shareholders of WPS Resources Corporation and Peoples Energy Corporation seeking approval of the proposed transaction. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from WPS Resources Corporation upon written request to WPS Resources Corporation, Attention: Barth J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, or by calling (920) 433-1727, or from Peoples Energy Corporation, upon written request to Peoples Energy Corporation, Attention: Secretary, 130 East Randolph Drive, 24th Floor, Chicago, Illinois 60601, or by calling (312) 240-4000.

Participants in the Proposed Transaction.

WPS Resources Corporation, Peoples Energy Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of WPS Resources Corporation may be found in its 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on April 7, 2006. Information about the directors and executive officers of Peoples Energy Corporation may be found in its Amendment No. 1 to its 2005 Annual Report on Form 10-K filed with the SEC on December 14, 2005 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on January 1, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the definitive joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		99.1	Presentation of WPS Resources Corporation to American Gas Association Finance Committee Meeting on October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION By: /s/ Barth J. Wolf Barth J. Wolf Secretary and Manager - Legal Services

Date: October 3, 2006

WPS RESOURCES CORPORATION

Exhibit Index to Form 8-K
Dated October 3, 2006

Exhibit Number
99.1	Presentation of WPS Resources Corporation to American Gas Association Finance Committee Meeting on October 3, 2006.